Exhibit 99.1

Shareholders of Independent Bankshares Corporation Approve Merger With Greene County Bancshares

    GREENEVILLE, Tenn.--(BUSINESS WIRE)--Oct. 17, 2003--Greene County Bancshares, Inc. ("Greene County") (NASDAQ:GCBS) today announced that, in a special meeting held yesterday evening, the shareholders of Independent Bankshares Corporation ("IBC") voted overwhelmingly to approve its merger with Greene County. IBC is the holding company for First Independent Bank, Gallatin, Tennessee and for Rutherford Bank and Trust, Murfreesboro, Tennessee. The merger remains subject to regulatory approval and satisfaction of other customary conditions and is expected to be completed during the fourth quarter of 2003.
    The merger of IBC into Greene County will create a $1.1 billion bank holding company with offices in the Middle Tennessee cities of Gallatin, Hendersonville, Murfreesboro and Smyrna as well as Greene County's existing offices in Eastern Tennessee, North Carolina and Virginia.
    Commenting on news of the stockholder vote, Stan Puckett, Chairman and Chief Executive Officer of Greene County, said, "We are pleased to reach this next stage of our plan to combine our banking companies. We remain excited about the prospect of entering new markets in the Middle Tennessee region because of the solid foundation provided by IBC."
    This news release may contain forward-looking statements regarding Greene County Bancshares, Inc. All forward-looking statements involve risk and uncertainty and actual results could differ materially from the anticipated results or other expectations expressed in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those anticipated results or other expectations expressed in the forward-looking statements: the businesses of the Company and IBC may not be combined successfully, or such combination may take longer to accomplish than expected; the growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; the stockholders of IBC may fail to approve the merger; adverse governmental or regulatory policies may be enacted; the interest rate environment may further compress margins and adversely affect net interest income; the risk of continued diversification of assets and adverse changes to credit quality; competition from other financial services companies in the Company's and IBC's markets; the concentration of the Company's operations in eastern Tennessee adversely affecting results if the eastern Tennessee economy or real estate market declines; and the risk of an economic slowdown that would adversely affect credit quality and loan originations.
    Greene County Bancshares, Inc., with total assets of approximately $909 million, is the holding company for Greene County Bank headquartered in Greeneville, Tennessee. Greene County Bank is the largest community bank in East Tennessee and now has 30 branches throughout East Tennessee, one branch in Western North Carolina, a trust services office in Lebanon, Tennessee, and one loan production office in Bristol, Virginia. Greene County Bank does business in Washington County, Tennessee as Washington County Bank; in Sullivan County, Tennessee as Sullivan County Bank and First Bristol Bank; in Hamblen County, Tennessee as Hamblen County Bank; in Blount County, Tennessee as American Fidelity Bank; in McMinn County, Tennessee as Bank of Athens and Bank of Niota; in Hawkins County, Tennessee as Hawkins County Bank and Bank of Bulls Gap; in Cocke County, Tennessee as Cocke County Bank; in Loudon County, Tennessee as Community Bank of Loudon County; in Monroe County, Tennessee as Community Trust Bank; in Wilson County, Tennessee as President's Trust, and in the City of Bristol, Virginia as First Bristol Loans. In addition, Greene County Bank also conducts separate businesses through three wholly owned subsidiaries: Superior Financial Services, Inc., a consumer finance company; GCB Acceptance Corporation, a consumer finance company specializing in subprime automobile lending; and Fairway Title Co., a title company.

    CONTACT: Greene County Bancshares, Inc.,  Greeneville
             William F. Richmond, 423-787-1211